                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              [Amendment No. ___]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ShoLodge, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 ShoLodge, Inc.
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 1)
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of filing.

     1)   Amount Previously Paid:
                                 -----------------------------------------------
     2)   Form Schedule or Registration Statement No.:
                                                      --------------------------
     3)   Filing Party:
                       ---------------------------------------------------------
     4)   Date filed:
                     -----------------------------------------------------------

                           [SHOLODGE, INC. LETTERHEAD]

Dear Shareholder:

               It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of ShoLodge, Inc. to be held at 9:00 a.m. local time on Friday, May 26, 2000 at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee.

               You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement. At the meeting, holders of common stock will be asked to elect one director, Leon Moore, for a term of three years. Mr. Moore is president of the Company and has been a director of the Company since 1976. The Board of Directors recommends that you vote for the nominee.

               We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your vote is important.

               I look forward to seeing you on May 26, 2000.


                                                   Sincerely,

                                                   /s/ Leon Moore

                                                   LEON MOORE
                                                   President and Chief
                                                   Executive Officer

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 26, 2000

                                 ---------------


               Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of ShoLodge, Inc. (the "Company") will be held at 9:00 a.m. Central Daylight Time on Friday, May 26, 2000, at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee, for the following purposes:

               (1) To elect one Class III director, to hold office for a term of three years and until a successor is elected and qualified; and

               (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

               The Board of Directors has fixed the close of business on April 5, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

               Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                      By the Order of the Board of Directors

                                      /s/ Bob Marlowe

                                      BOB MARLOWE, Secretary

Hendersonville, Tennessee
April 26, 2000

               YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075
                                 (615) 264-8000


                                 ---------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------

               The accompanying proxy is solicited by the Board of Directors of ShoLodge, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 26, 2000, and any adjournments thereof, notice of which is attached hereto. This Proxy Statement and form of proxy are being mailed to shareholders on or about April 26, 2000.

               The purposes of the Annual Meeting are to elect one Class III director and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

               A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE.

               The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

               The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company's regularly retained investor relations firm, Corporate Communications, Incorporated, may also be called upon to solicit proxies by telephone and mail.

                        VOTING SECURITIES AND PROCEDURES

               The Board of Directors has fixed the close of business on April 5, 2000 as the record date for the Annual Meeting. Only record holders of the Company's stock at the close of business on that date will be entitled to notice of and a vote at the Annual Meeting. On the record date, the Company had outstanding 5,307,578 shares of common stock, no par value, (the "Common Stock") held of record by approximately 54 shareholders. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held which may be given in person or by proxy duly authorized in writing.

               The director shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Thus, an abstention from voting on the director's election will not affect the outcome of that vote while an abstention on any other matter submitted to a shareholder vote is equivalent to a vote against the matter. Non-votes by brokers holding shares as nominees are disregarded in determining the number of affirmative votes required for a matter's approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth certain information as of April 1, 2000 (except as otherwise noted) concerning persons who are the beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock and the Company's directors, its executive officers named in the Summary Compensation Table, below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

=========================================================================================================
                                                                       COMMON STOCK
---------------------------------------------------------------------------------------------------------
                                                     NUMBER OF SHARES
         NAME OF OWNER                             BENEFICIALLY OWNED(1)  PERCENT OF OUTSTANDING SHARES
---------------------------------------------------------------------------------------------------------
Leon Moore(2)                                            2,689,999                     47.4%
      130 Maple Drive, North
      Hendersonville, Tennessee 37075
---------------------------------------------------------------------------------------------------------
Heartland Advisors, Inc.(3)                                530,000                      9.9
      790 North Milwaukee Street
      Milwaukee, WI 53202
---------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc.(4)                         335,100                      6.2
      1299 Ocean Avenue
      Santa Monica, CA 90401
---------------------------------------------------------------------------------------------------------
FMR Corporation (5)                                        311,500                      5.8
      82 Devonshire Street
      Boston, MA 02109-3614
---------------------------------------------------------------------------------------------------------
Earl H. Sadler                                             194,400                      3.7
---------------------------------------------------------------------------------------------------------
Bob Marlowe(6)                                              83,833                      1.6
---------------------------------------------------------------------------------------------------------
James M. Grout(7)                                           56,100                      1.0
---------------------------------------------------------------------------------------------------------
John C. Buttolph(8)                                         27,166                      0.5
---------------------------------------------------------------------------------------------------------
Richard L. Johnson(9)                                       25,000                      0.5
---------------------------------------------------------------------------------------------------------
Helen L. Moskovitz(10)                                      10,332                      0.2
---------------------------------------------------------------------------------------------------------
All executive officers and directors as a group          3,086,830                     52.7%
(7 persons) (2)(6)(7)(8)(9)(10)
=========================================================================================================

(1) Pursuant to applicable rules promulgated by the Securities and Exchange Commission, a person is deemed the beneficial owner of those shares not outstanding which are subject to options, warrants, rights or commission privileges if that person can exercise such options, warrants, rights or privileges within 60 days. Any such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 368,333 shares as to which Mr. Moore held presently exercisable options at April 1, 2000 out of a total of 408,333 shares covered by options granted to Mr. Moore under the Company's 1991 Stock Option Plan.

(3) As of December 31, 1999, based upon a Schedule 13G provided to the Company by Heartland Advisors which has acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and 530,000 shares as to which the reporting person had sole dispositive power.

(4) As of December 31, 1999, based upon a Schedule 13G provided to the Company by Dimensional Fund Advisors, Inc. on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes 335,100 shares as to which the reporting person had sole voting power and 335,100 shares as to which the reporting person had sole dispositive power.

(5) As of December 31, 1999, based upon Schedule 13G provided to the Company by FMR Corporation which has acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and 311,500 shares as to which the reporting person had sole dispositive power.

(6) Includes 72,833 shares as to which Mr. Marlowe held presently exercisable options at April 1, 2000 out of a total of 90,833 shares covered by options granted to Mr. Marlowe under the Company's 1991 Stock Option Plan and 1,000 shares owned by Mr. Marlowe's wife, as to which Mr. Marlowe disclaims beneficial ownership.

(7) Includes 52,000 shares as to which Mr. Grout held presently exercisable options at April 1, 2000 out of a total of 70,000 shares covered by options granted to Mr. Grout under the Company's 1991 Stock Option Plan.

(8) Shares as to which Mr. Buttolph held presently exercisable options at April 1, 2000 out of a total of 33,166 shares covered by options granted to Mr. Buttolph under the Company's 1991 Stock Option Plan.

(9) Shares as to which Mr. Johnson held presently exercisable options at April 1, 2000 out of a total of 25,000 shares covered by options granted to Mr. Johnson under the Company's 1991 Stock Option Plan.

(10) Includes 7,332 shares owned by Mrs. Moskovitz's husband, as to which Mrs. Moskovitz disclaims beneficial ownership.

                              ELECTION OF DIRECTORS

     Under the terms of the Company's Amended and Restated Charter, the members of the Board of Directors are divided into three classes, each of which serves a term of three years. The term of the Class III director expires at this Annual Meeting, while the terms of the Class I directors expire at the next annual meeting and the terms of the Class II directors expire at the annual meeting of shareholders in the following year. Leon Moore currently serves as the Class III director. He has been nominated for election to a three-year term expiring at the annual meeting of shareholders to be held in 2003.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as a director of the Class III nominee. He has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that the nominee will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute as shall be designated by the current Board of Directors.

     The following table contains certain information concerning the current directors and executive officers of the Company, including the nominee, which information has been furnished to the Company by the individuals named.

                                                Position (Expiration of Term as       Year First Elected
          Name                       Age                   Director)                       Director
          ----                       ---                   ---------                       --------
Leon Moore(1).....................    59     President, Chief Executive Officer,             1976
                                             Director (2000)

Richard L. Johnson................    59     Executive Vice President, Director              1984
                                             (2002)

Bob Marlowe.......................    61     Chief Financial Officer, Secretary              1984
                                             and Treasurer, Director (2001)

Earl H. Sadler(1)(2)(3)...........    77     Director (2001)                                 1992

Helen L. Moskovitz(1)(2)(3) ......    63     Director (2002)                                 1995

James M. Grout....................    55     Executive Vice President                        N/A

John C. Buttolph..................    71     Vice President - Franchising and                N/A
                                             Development

------------------------
(1)  Executive Committee member.
(2)  Audit Committee member.
(3)  Compensation Committee member.

The following is a brief summary of the business experience of each of the current directors and executive officers of the Company, including the nominee.

               LEON MOORE founded the Company in 1976 and has served as its President and Chief Executive Officer and a director since that time. Mr. Moore serves as Chairman of the Executive Committee. Mr. Moore has more than 25 years of experience in developing and operating lodging facilities and restaurants. He is also a director of Community Financial Group, Inc.

               RICHARD L. JOHNSON has been Executive Vice President and a director of the Company since 1984. Before joining the Company in 1984, Mr. Johnson was a Vice President and Manager of the Industrial and Commercial Group -- Municipal Finance Section with J.C. Bradford & Co.

               BOB MARLOWE has been Chief Financial Officer, Secretary and Treasurer since April 1999 and a director of the Company since 1984. From October 1998 to April 1999 he served as Chief Accounting Officer, Secretary and Treasurer. From 1984 to November 1995 and from April 1, 1998 until October 1998 he served as Chief Financial Officer, Secretary and Treasurer. Mr. Marlowe is a certified public accountant.

               EARL H. SADLER has been an owner of Sadler Brothers Trucking and Leasing Company, Inc. since 1948. Mr. Sadler joined the Company's Board of Directors in 1992, and is Chairman of the Compensation Committee and a member of the Audit Committee.

               HELEN L. MOSKOVITZ has been the President of Helen L. Moskovitz
& Associates, Inc., a destination management company, since 1979. Mrs. Moskovitz joined the Company's Board of Directors in 1995. Ms. Moskovitz is Chairman of the Audit Committee and a member of the Compensation Committee.

               JAMES M. GROUT was elected Executive Vice President of the Company on April 27, 1995. From March 13, 1995 until April 27, 1995, Mr Grout was employed by the Company as director of development. He was employed by Shoney's, Inc. from 1980 until January 1995 in its hotel operating division, most recently as President of Shoney's Division from February 1994 until January 1995.

               JOHN C. BUTTOLPH was elected Vice President--Franchising and Development for the Company in May 1993. Prior to that time he was Vice President of Suites of America, Inc. from September 1991. Before joining Suites of America, Inc., he was Vice President of Prime Motor Inns, Inc. from April 1989 to September 1991. Prime Motor Inns, Inc. filed for protection under Chapter XI of the United States Bankruptcy Code in 1990 and emerged from the proceeding in 1992 as Prime Hospitality Corp. From December 1986 to June 1990 he was senior vice president of Howard Johnson Franchise Systems, Inc., a subsidiary of Prime Motor Inns, Inc.

               The Company pays Mr. Sadler and Mrs. Moskovitz, its non-employee directors, each an annual retainer of $5,000 and $1,000 for each Board of Directors' and committee meeting they attend.

               The Board of Directors has an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and any internal auditors and reviewing various Company policies including those related to accounting and internal controls matters. The Committee met three times in the fiscal year ended December 26, 1999.

               The Board of Directors has a Compensation Committee for the purpose of setting officers' salaries, formulating bonuses for the Company's management and administering the Company's stock incentive plans. The Committee met two times in the fiscal year ended December 26, 1999.

               The Board of Directors does not have a nominating committee.

               The Board of Directors held seven meetings and took action by unanimous written consent without a meeting, as permitted by the Company's Bylaws and the Tennessee Business Corporation Act, once during the fiscal year ended December 26, 1999. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of the committee or committees on which they served that were held during the year.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

               The following table summarizes compensation earned by or paid to the Company's Chief Executive Officer and the Company's four other executive officers who earned $100,000 or more for the Company's last three fiscal years (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         Long Term
                                                         Annual Compensation         Compensation Awards
                                                      --------------------------     -------------------
      Name and Principal Position         Year        Salary ($)       Bonus ($)          Options (#)
      ---------------------------         ----        ----------       ---------          -----------
Leon Moore,                               1999         $377,205        $225,000                   0
President, Chief Executive Officer        1998          365,000               0             408,333(1)
                                          1997          365,000         160,000              75,000

Richard L. Johnson,                       1999         $130,000               0                   0
Executive Vice President                  1998          130,000               0              25,000(1)
                                          1997          130,000               0                   0

John C. Buttolph,                         1999         $121,809         $75,000                   0
Vice President, Franchising and           1998          120,000               0              33,166(1)
Development                               1997          120,000          35,000              10,000

Bob Marlowe,                              1999         $123,617         $75,000                   0
Secretary, Treasurer and                  1998          120,000               0              90,833(1)
Chief Financial Officer                   1997          120,000          50,000              25,000

James M. Grout,                           1999         $136,809         $40,000                   0
Executive Vice President                  1998          135,000               0              70,000(1)
                                          1997          135,000          30,000              25,000

-----------------------

                  (1) Includes previously granted options which were repriced on September 23, 1998.

               No options or stock appreciation rights were granted in fiscal 1999.

               The following table summarizes certain information regarding stock options exercised during the fiscal year ended December 26, 1999 and unexercised stock options granted by the Company pursuant to its 1991 Stock Option Plan to the Named Executive Officers and held by them at December 26, 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                            Number of              Value of
                                                           Unexercised           Unexercised
                                                          Options Held           In-the-Money
                              Shares                           at                 Options at
                             Acquired                     December 26,           December 26,
                                on           Value            1999                 1999(1)
                             Exercise      Realized       (Exercisable/         (Exercisable/
          Name                 (#)            ($)        Unexercisable)         Unexercisable)
          ----               --------      --------      --------------         --------------
       Leon Moore               0              0            348,333/              $413,645/
                                                             60,000               $ 71,250

       Richard L. Johnson       0              0             25,000/              $ 29,688/
                                                                0                     0

       John C. Buttolph         0              0             23,666/              $ 28,103/
                                                              9,500               $ 11,281

       Bob Marlowe              0              0             66,333/              $ 78,770/
                                                             24,500               $ 29,094

       James M. Grout           0              0             42,000/              $ 49,875/
                                                             28,000               $ 33,250

-------------------------

                  (1) Based on the last reported sale price as reported by The Nasdaq Stock Market (National Market System) on December 23, 1999 ($4.94).

KEY EMPLOYEE SUPPLEMENTAL INCOME PLAN

               Richard L. Johnson and Bob Marlowe are covered by a Key Employee Supplemental Income Plan. Under such plan, which is funded by insurance policies for which the Company paid premiums totaling approximately $22,800 in fiscal 1999, Messrs. Johnson and Marlowe are each to receive $40,000 per year for the 15 years following his retirement and $40,000 per year until his sixty-fifth birthday in case of disability, and his surviving spouse would receive $40,000 for ten years in case of his death prior to age 65.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

               The Company's Compensation Committee was first appointed on January 15, 1992, in anticipation of the completion of the Company's initial public offering of its Common Stock in February 1992. During the fiscal year ended December 26, 1999, the Committee met two times. The purpose of the Committee is to establish policies regarding executive compensation, to determine executive compensation and to administer the Company's 1991 Stock Option Plan.

               The Committee maintains the philosophy that the compensation of the Company's executives should be designed to motivate and reward executives for both short-term and long-term success of the Company, although neither base salaries nor bonuses are tied objectively to profits. The Company's executive compensation program has focused on the use of cash bonuses and grants of stock options to reward executives. Base salaries for executives, as a group, have not been increased significantly during the last three fiscal years.

               Bonuses are set annually by the Committee based upon recommendations by the Chief Executive Officer and the Committee's subjective perception of each individual executive's previous and anticipated contribution to the Company's success. The Committee does not follow an objective bonus program and no specific earnings or other criteria are set in advance by the Committee for the purpose of determining bonuses. The actual individual bonus awards are not subject to specific measurement criteria. As of the date of this proxy statement, the Committee has not met to consider performance bonuses, if any, to be awarded in 2000.

               The Company has traditionally used stock options as a long-term incentive program for its executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders. The Committee believes that stock ownership and stock options held by executive management encourage long-term performance, enhance shareholder value, and beneficially align management's interests with the interests of the Company's shareholders. The actual individual stock option awards, however, are not subject to specific measurement criteria. They are based on the Chief Executive Officer's recommendations and the Committee's subjective assessment of each executive's performance. Options are generally granted at the fair market value of the Company's common stock on the date of grant, exercisable in 20% intervals annually, commencing with the first anniversary date from the date of the grant, and generally expire 10 years after the grant date. Approximately 49% of the Company's Common Stock is beneficially owned by the executive officers.

               Chief Executive Officer's Compensation. Mr. Leon Moore is the founder of the Company and has served as the Company's President and Chief Executive Officer since inception. Mr. Moore's compensation is based on the same factors and in the same manner as other executive officers. In determining Mr. Moore's compensation, the Committee relied on the same subjective criteria as used in determining the compensation of the other executive officers. Mr. Moore was paid a performance bonus of $225,000 in fiscal 1999. In September 1998 the Committee repriced Mr. Moore's options to $3.75, the market price of the Company's outstanding common stock at that time. No additional options were granted to Mr. Moore in 1998 or 1999. While the amount of the stock options repriced were not based on objective factors, the Committee believes that Mr. Moore's incentive compensation package for 1999 rewarded Mr. Moore for his leadership during fiscal 1999 and properly aligns Mr. Moore's compensation with the interests of the Company's shareholders.

               Section 162(m). Internal Revenue Code Section 162(m) limits deductions for certain executive compensation in excess of $1 million. The Compensation Committee believes that none of the compensation paid to the Named Executive Officers is in excess of the limit of deductibility to the Company under Section 162(m). Compensation as a result of options to be granted in the future under the Company's 1991 Stock Option Plan may not be deductible under
Section 162(m). The Committee will consider the deductibility of future compensation arrangements under Section 162(m) but deductibility will not be the sole factor used by the Committee in determining appropriate levels of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

April 21, 2000                                   Compensation Committee:
                                                 Earl H. Sadler, Chairman
                                                 Helen M. Moskovitz



                                PERFORMANCE GRAPH

               Commencing on February 12, 1992 (the first day during which the Company's Common Stock was publicly traded), the following graph demonstrates an 83 month comparison of cumulative total stockholder returns, on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (National Market) - U.S. Index and the Nasdaq Non-Financial Index. The table assumes $100 invested on February 12, 1992 in Common Stock of the Company, and the Nasdaq Stock Market (National Market) and the Nasdaq Non-Financial Stocks, on a dividend reinvested basis.


-----------------------------------------------------------------------------------------------------------------------------------
                     2/12/92     12/27/92     12/26/93     12/25/94     12/31/95    12/29/96      12/28/97     12/27/98    12/26/99
-----------------------------------------------------------------------------------------------------------------------------------
ShoLodge, Inc.       $100.00      $135.71      $200.89      $235.12      $113.10      $151.79      $188.99      $ 74.40     $ 58.78
-----------------------------------------------------------------------------------------------------------------------------------
NASDAQ Stock
Market U.S. Index    $100.00      $103.80      $117.43      $116.92      $170.44      $210.04      $247.67      $356.41     $643.30
-----------------------------------------------------------------------------------------------------------------------------------
NASDAQ Non-
Financial Index      $100.00      $ 97.41      $110.44      $108.03      $154.33      $191.03      $215.48      $323.97     $613.94
-----------------------------------------------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

               During fiscal 1999 the Company purchased 15 vehicles from Northlake Auto Mall, Inc., a corporation owned by Leon Moore, the President and Chief Executive Officer and a director of the Company, for an aggregate purchase price of approximately $395,471.

               The Company purchases substantially all of its insurance, including directors and officers liability, general liability, employment practices liability, casualty, and automobile coverage, through Aon Risk Services, Inc. of Tennessee, an insurance brokerage firm for whom the husband of Helen L. Moskovitz, a director of the Company, serves as an officer.

               All transactions in which any director, officer or principal shareholder of the Company has, directly or indirectly, a material financial interest will be for a bona fide business purpose, on terms no less favorable to the Company than could be obtained from unaffiliated parties, and will be authorized by the vote of a majority of the disinterested directors or shareholders of the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               As of the date this Proxy Statement is being mailed to shareholders the Board of Directors has not met to select a firm to serve as the Company's independent auditors for the 2000 fiscal year. Representatives of Ernst & Young, LLP, the Company's independent auditors for the 1999 fiscal year, are expected to be present at the shareholder's meeting and will be available to respond to appropriate questions.

Resignation of Predecessor Auditors

               On November 24, 1998, the firm of Deloitte & Touche LLP verbally notified the Company that they were resigning as auditors of the Company and confirmed such resignation in writing by letter dated November 30, 1998. A copy of that letter was attached as Exhibit 7.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on December 2, 1998.

               The reports of Deloitte & Touche LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Disagreements:

               In connection with the audits of the Company's financial statements for the fiscal years ended December 28, 1997 and December 29, 1996, and during the subsequent unaudited interim periods since 1997 Deloitte & Touche LLP cited three disagreements on matters of accounting principles or practices which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report. The disagreements as communicated to the Company's Audit Committee related to the 1997 (i) accounting for profits on certain real estate transactions, (ii) capitalization of general and administrative costs, and (iii) recording intercompany revenues for rooms rented to construction workers. The matter of accounting for profits on certain real estate transactions involved the question of the timing of earnings recognition and also the allocation of


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



cost basis among various outparcels of land sold to third parties. The matter of capitalization or general and administrative costs concerned the method of allocating certain indirect costs, such as salaries and related employee benefits, utilities, telephone expense, printing and supplies, and other overhead expenses, to internal development costs to be capitalized. The matter of recording intercompany revenues for rooms rented to construction workers resulted from the Company's recording room revenues at the hotel properties earned from the construction company subsidiary of the Company during renovation or construction of Company-owned hotels. Management recorded adjustments relating to each of these transactions and also restated its financial statements for each of the quarters in fiscal 1997, as described in three Form 10-Q/A's filed on March 30, 1998 with the Securities and Exchange Commission; Deloitte & Touche LLP indicated that the disagreements were satisfactorily resolved. The Company's Audit Committee discussed each of these disagreements with Deloitte & Touche LLP. The Company authorized Deloitte & Touche LLP to respond fully to any successor independent auditing firm regarding each disagreement. Deloitte & Touche LLP cited no disagreements in this two year period regarding financial statement disclosure or auditing scope and procedures which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report. There were no disagreements on any types of matters described in Regulation S-K
Item 304 in 1996 or in the subsequent unaudited interim periods since 1997.

Reportable Conditions

               In addition, in connection with the 1997 audit there were six "reportable conditions" as that term is described in Item 304(a)(1)(v)(A) of Regulation S-K; that is, Deloitte & Touche LLP advised the Company that the internal controls necessary for the development of reliable financial statements were inadequate. The 1997 reportable conditions related to the following matters: accounting structure and internal controls (which matter was considered by Deloitte & Touche LLP to be a material weakness), accounting for certain real estate transactions, capitalization of indirect costs associated with internal development and construction, construction company accounting, capitalization of interest on land under development, and accounts receivable allowance analysis. There were four "reportable conditions" in connection with the 1996 audit; also of the type described in Item 304(a)(1)(v)(A) of Regulation S-K. They related to the accounting for capitalization of indirect costs associated with internal development and construction, capitalization of construction period interest, capitalization of pre-opening costs and accounting structure and the reporting process. The Company's present accounting systems and internal controls appeared to Deloitte & Touche LLP to be inadequate to ensure that transactions are recorded and reported in conformity with generally accepted accounting principles.

               The Company's Audit Committee discussed each of these "reportable conditions" with Deloitte & Touche LLP.

               The Company authorized Deloitte & Touche LLP to respond fully to any successor independent auditing firm regarding each reportable condition.

               The Company requested Deloitte & Touche LLP to furnish a letter addressed to the Commission stating whether it agreed with the above statements. The letter from the former accountant dated December 2, 1998 was filed as
Exhibit 7.2 to the Company's Report on Form 8-K filed with the Commission on December 2, 1998. A subsequent letter from the former accountant dated December



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



18, 1998 and received by the Company on December 22, 1998 was filed as Exhibit
7.2 to the Company's Report on Form 8-K/A filed with the Commission on December 23, 1998.

Engagement of New Auditors

               On December 7, 1998 the Board of Directors and the Audit Committee of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending December 27, 1998.

               The Company did not consult with Ernst & Young LLP during the fiscal year ended December 29, 1996, the fiscal year ended December 28, 1997 or during the subsequent interim periods prior to December 7, 1998 with respect to the application of accounting principles, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with the Company's former auditors.

               The Company requested Deloitte & Touche LLP to furnish a letter stating whether it agreed with the above statements. A copy of that letter, dated December 8, 1998 was filed as Exhibit 7.1 to the Company's Report on Form 8-K filed with the Commission on December 8, 1998.

                            PROPOSALS OF SHAREHOLDERS

               Shareholders intending to submit proposals pursuant to SEC Rule 14a-8 for presentation at the next Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Bob Marlowe, Secretary, ShoLodge, Inc., 130 Maple Drive, North, Hendersonville, Tennessee 37075. Proposals must be in writing and must be received by the Company prior to December 27, 2000. The deadline for submitting proposals outside the processes of Rule 14a-8 is March 12, 2001. All proposals should be sent to the Company by certified mail, return receipt requested.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Securities Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

               Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1999, all of its officers, directors, and greater than ten percent beneficial owners complied with their filing requirements, except that Mr. Sadler filed one Form 4 one day late.

                                 SHOLODGE, INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 9:00 A.M, CDT, ON
MAY 26, 2000.

               The undersigned hereby appoints Bob Marlowe and James M. Grout, and each of them, attorneys and proxies with full power of substitution to vote in the name of, and as proxy for, the undersigned all the shares of common stock of ShoLodge, Inc. (the "Company") held of record by the undersigned on April 5, 2000, at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., CDT, on May 26, 2000, at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee, and at any adjournment thereof.

(1) To elect the following nominee as the Class III directors to hold office for a term of three years and until his successor is elected and qualified.

     Leon Moore

     ____    FOR the nominee listed above
     ____    WITHHOLD AUTHORITY to vote for the nominee

(2) In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.


PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEE REFERRED TO IN PARAGRAPH (1).

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

Date:_____________, 2000.
                             ________________________________________________
                             Signature


                             ________________________________________________
                             Signature

(When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. If shareholder is a partnership, please sign in partnership name by authorized persons. For joint accounts, each joint owner should sign.)

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.